        As filed with the Securities and Exchange Commission on July 18, 2000
                                         Registration Statement No. 333-_____

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------
                                    FORM S-3
                             ----------------------

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              ---------------------
                           BIOTRANSPLANT INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                             ----------------------

            DELAWARE                                   04-3119555
  (STATE OR OTHER JURISDICTION             (I.R.S. EMPLOYER IDENTIFICATION NO.)
 OF INCORPORATION OR ORGANIZATION)
                             ----------------------
                            BUILDING 75, THIRD AVENUE
                              CHARLESTOWN NAVY YARD
                        CHARLESTOWN, MASSACHUSETTS 02129
                                 (617) 241-5200
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                 INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL
                               EXECUTIVE OFFICES)
                             ----------------------

                                 ELLIOT LEBOWITZ
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           BIOTRANSPLANT INCORPORATED
                            BUILDING 75, THIRD AVENUE
                              CHARLESTOWN NAVY YARD
                        CHARLESTOWN, MASSACHUSETTS 02129
                                 (617) 241-5200
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                             STEVEN D. SINGER, ESQ.
                                HALE AND DORR LLP
                                 60 STATE STREET
                           BOSTON, MASSACHUSETTS 02109
                                 (617) 526-6000
                             ----------------------
         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _______________
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
         If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|
                   ------------------------------------------
                         CALCULATION OF REGISTRATION FEE

------------------------------------------------ ---------------- ---------------- ---------------- ------------------
                                                                     Proposed         Proposed
                                                                      Maximum          Maximum
                                                                     Aggregate        Aggregate
    Title of Each Class of Securities to be       Amount to be       Price Per        Offering          Amount of
                  Registered                       Registered        Share(1)         Price(1)      Registration Fee
------------------------------------------------ ---------------- ---------------- ---------------- ------------------
Common Stock, $0.01 par value per share          168,591             $11.0625         $1,865,038         $493
                                                 Shares
------------------------------------------------ ---------------- ---------------- ---------------- ------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices of our Common Stock on the Nasdaq National Market on July 14, 2000.

                   -----------------------------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), SHALL DETERMINE.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES OR ACCEPT AN OFFER TO BUY THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS (Subject to Completion)
Issued July 18, 2000

                           BIOTRANSPLANT INCORPORATED
                         168,591 SHARES OF COMMON STOCK
                                 ---------------

         This prospectus relates to resales of shares of common stock underlying warrants that we issued and sold to the selling stockholders listed on page 15. We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

         The selling stockholders, or their pledgees, donees, transferees or other successors in interest, may offer the shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

         Our common stock is traded on the Nasdaq National Market under the symbol "BTRN." On July 14, 2000, the last reported sale price of our common stock on the Nasdaq National Market was $11.0625 per share.

                                 ---------------
         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 2.

                                 ---------------
         The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         Our principal executive offices are located at Building 75, Third Avenue, Charlestown Navy Yard, Charlestown, Massachusetts 02129 and our telephone number is (617) 241-5200.

                                   ----------
                The date of this prospectus is __________ , 2000

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

WHO WE ARE.................................................................. .1
RISK FACTORS..................................................................2
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS............................14
USE OF PROCEEDS..............................................................15
SELLING STOCKHOLDERS.........................................................15
PLAN OF DISTRIBUTION.........................................................16
LEGAL MATTERS................................................................18
EXPERTS......................................................................18
WHERE YOU CAN FIND MORE INFORMATION..........................................18
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................18

                       -----------------------------------

         We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares.

                                   WHO WE ARE

         BioTransplant Incorporated is developing pharmaceutical products and systems to enable the body's immune system to better tolerate the transplantation of foreign cells, tissues and organs. We believe that this technology, which we refer to as our ImmunoCognance-TM- technology, will have the following benefits when compared to the technology which is currently used in conjunction with transplantation:

          - reduce or eliminate the need for lifelong immunosuppressive therapy, which refers to the long-term administration of potentially debilitating drugs to a patient after a transplantation procedure in an effort to reduce the likelihood that the patient's body will reject the transplanted cells, tissue or organ,

          - minimize infections and health complications which may result from the transplantation of foreign cells, tissues and organs,

          -    reduce the cost of treating end-stage organ disease, and

          - increase the supply of organs or cells available for transplantation procedures.

         Our lead product, MEDI-507, is currently in Phase II clinical trials for the treatment of graft-versus-host disease, a frequent and often fatal disease which is caused when donor cells in a bone marrow transplant attack the tissues of the recipient. MEDI-507 is also being evaluated for other indications, including autoimmune diseases. MEDI-507 is being developed in collaboration with MedImmune, Inc.

         Our AlloMune-TM- Systems are being designed to re-educate a patient's immune system so that it does not reject transplanted cells, tissues and organs. We are currently evaluating AlloMune Systems for blood cell cancers and kidney transplantation.

         We are designing our XenoMune-TM- System to increase the available supply of organs for transplantation through the development of methods to enable the transplantation of organs from miniature swine into humans. Our XenoMune System is being developed in collaboration with Novartis AG.

         We have corporate collaborations with MedImmune and Novartis AG, as well as with a number of scientific collaborative partners, including Massachusetts General Hospital. We hold United States and foreign patents covering many of our fundamental technologies.

         We were incorporated in Delaware in 1990. Our principal executive offices are located at Building 75, Third Avenue, Charlestown Navy Yard, Charlestown, Massachusetts 02129. Our telephone number is 617-241-5200.

         ImmunoCognance-TM-, AlloMune-TM- and XenoMune-TM- are our trademarks. This prospectus also contains trademarks and tradenames of others.

                                  RISK FACTORS

         ANY INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISKS, TOGETHER WITH THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE YOU DECIDE TO BUY SHARES OF OUR COMMON STOCK. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES AFFECTING OUR COMPANY. ADDITIONAL RISKS AND UNCERTAINTIES MAY ALSO ADVERSELY AFFECT OUR BUSINESS AND OPERATIONS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION WOULD LIKELY SUFFER, POSSIBLY MATERIALLY. IN THESE CIRCUMSTANCES, THE MARKET PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF THE MONEY YOU PAID TO BUY OUR COMMON STOCK.

RISKS RELATED TO OUR BUSINESS, INDUSTRY AND STRATEGY

         WE HAVE NOT SUCCESSFULLY DEVELOPED ANY PRODUCTS TO DATE AND IF WE DO NOT SUCCESSFULLY COMMERCIALIZE ANY PRODUCTS WE WILL NOT BE PROFITABLE

         To date, we have engaged primarily in research and development activities. We have not yet completed the development of, conducted significant clinical trials with respect to, or marketed any of our potential products. If we are not successful in developing and commercializing any products then we will never become profitable.

         Neither we, nor any other company, has successfully developed and sold the types of products we plan to develop using our technologies. The products that we are developing will require additional research and development, extensive preclinical studies and clinical trials and regulatory approval prior to any commercial sales. In particular, we may need to successfully develop multiple novel technologies in order to complete development of our AlloMune and XenoMune Systems. Moreover, these products may not be effective in solving any of our targeted disorders or may prove to have undesirable or unintended side effects, toxicities or other characteristics that may prevent or limit commercial use.

         THERE ARE UNCERTAINTIES AS TO THE EFFECTIVENESS OF OUR TECHNOLOGICAL APPROACHES AND, AS A RESULT, WE MAY NOT BE ABLE TO SUCCESSFULLY DEVELOP AND COMMERCIALIZE ANY PRODUCTS.

         Our ImmunoCognance technology is complex and novel. MEDI-507 has been tested in relatively few patients and we may not be able to demonstrate the clinical benefits of this product. Furthermore, our AlloMune and XenoMune Systems are based upon technologies which, to our knowledge, have never been implanted in humans, including by us. Our technological approaches may not enable us to successfully develop and commercialize any products. Even if our technological approaches are successful, we will need to undertake substantial additional work to translate our discoveries into products.

         Our XenoMune System is based upon the transplantation of organs from miniature swine into humans. We have little precedent for this procedure and previous attempts by others in the xenotransplantation, or inter-species transplantation, field have not been successful. No xenotransplantation approaches have been approved by the United States Food and Drug Administration, or FDA, for humans.

         WE ARE DEPENDENT ON MEDIMMUNE AND NOVARTIS AND OTHER COLLABORATIVE PARTNERS TO DEVELOP, MANUFACTURE AND SELL OUR PRINCIPAL PRODUCTS AND THESE COLLABORATIONS MAY NOT BE SUCCESSFUL

         We conduct most of our development activities, and plan to conduct most of our commercialization activities, through collaborations. The success of our collaborations is heavily dependent on the efforts and activities of our collaborative partners. Our agreements with our collaborative partners allow them significant discretion in determining the efforts and resources that they will apply to the collaboration. Our existing and any future collaborations may not be scientifically or commercially successful.

         The risks that we face in connection with these collaborations include:

          - Novartis is independently developing, and our other current and any future partners may independently develop, products that may be competitive with the products they are developing in collaboration with us, which could result in these collaborators being less committed to the success of their collaboration with us.

          - Our existing collaborations are subject to termination without cause and on short notice under certain circumstances. If our collaborative partners terminate their collaborations with us, it may be difficult for us to attract new collaborative partners and may adversely affect the perception of us in the business and financial communities.

          - If MedImmune, Novartis or any of our other collaborative partners were to breach or terminate an agreement with us, reduce its funding or otherwise fail to conduct the collaboration successfully, we could be required to devote additional internal resources to the program that is the subject of the collaboration, scale back or terminate the program or seek an alternative partner.

          - Our collaborative partners may pursue higher priority programs or change the focus of their development programs, which could affect the collaborative partners' commitment to us. Pharmaceutical companies have historically re-evaluated their development priorities following mergers and consolidations, which have been common in recent years in these industries.

          - After a product has been approved for marketing, any reductions in marketing or sales efforts or a discontinuation of marketing or sales of such product by our collaborative partners would reduce our revenues, which will be based on a percentage of net sales by the collaborative partner. For example, we are entitled to receive royalties on MEDI-507, a product proprietary to MedImmune. The amount of any royalties earned under this arrangement is entirely dependent on the efforts of MedImmune to develop and market MEDI-507.

         THE PROGRESS OF OUR XENOMUNE SYSTEM DEVELOPMENT COULD BE DELAYED BY DISRUPTIONS IN OUR SUPPLY OF MINIATURE SWINE

         Our XenoMune System is based upon a herd of genetically engineered, miniature swine. Although our miniature swine are located at several different facilities, a disease epidemic or other catastrophe could destroy all or a portion of the miniature swine herd, which would interrupt or significantly delay our research, development and commercialization of any XenoMune System product under development. In addition, Charles River Laboratories is currently the only supplier of miniature swine and miniature swine organs that we use in our XenoMune System research. In the event that Charles River terminates or breaches its agreement with us, we may not have the resources or capabilities to maintain the miniature swine herds ourselves.

         WE FACE SUBSTANTIAL COMPETITION, WHICH MAY RESULT IN OTHERS DISCOVERING, DEVELOPING OR COMMERCIALIZING PRODUCTS BEFORE OR MORE SUCCESSFULLY THAN WE DO

         The products we are developing compete with existing and new products being created by pharmaceutical, biopharmaceutical and biotechnology companies, as well as universities and other research institutions. Many of our competitors are substantially larger than we are and have substantially greater capital resources, research and development staffs and facilities than we have. Furthermore, many of our competitors are more experienced in product development and commercialization, obtaining regulatory approvals and product manufacturing. As a result, they may develop competing products more rapidly and at less cost than we can. In addition, our competitors may discover, develop and commercialize products which render non-competitive or obsolete the products that we or our collaborative partners are seeking to develop and commercialize.

         THE MARKET MAY NOT BE RECEPTIVE TO OUR PRODUCTS UPON THEIR INTRODUCTION, WHICH WILL PREVENT US FROM BEING PROFITABLE

         The commercial success of our products that are approved for marketing will depend upon their acceptance by the medical community and third party payors as clinically useful, cost effective and safe. All of the products that we are developing are based upon new technologies or therapeutic approaches. As a result, it may be more difficult for us to achieve market acceptance of our products.

         Other factors that we believe will materially affect market acceptance of our products and services include:

          - The timing of our receipt of marketing approvals and the countries in which approvals are obtained,

          -    the safety, efficacy and ease of administration of our products,

          -    the success of our physician education programs, and

          - the availability of government and third party payor reimbursement of our products.

RISKS RELATING TO OUR FINANCIAL RESULTS AND NEED FOR FINANCING

         WE HAVE INCURRED SUBSTANTIAL LOSSES, WE EXPECT TO CONTINUE TO INCUR LOSSES AND WE WILL NOT BE SUCCESSFUL UNTIL WE REVERSE THIS TREND

         We have incurred losses in each year since our founding in 1990. We expect to continue to incur operating losses for the foreseeable future.

         To date, we have generated substantially all of our revenues from payments from our collaborative partners such as Novartis and MedImmune. In 1999, all of our revenues other than interest income were from our collaboration with Novartis. We have not received any revenues from the sale of products. We anticipate that it will be a number of years, if ever, before we will receive revenues from product sales or royalties.

         We expect to increase our spending significantly as we continue to expand our research and development programs and commercialization activities. As a result, we will need to generate significant revenues in order to achieve profitability. We cannot be certain whether or when this will occur because of the significant uncertainties that affect our business.

         WE MAY REQUIRE ADDITIONAL FINANCING, WHICH MAY BE DIFFICULT TO OBTAIN AND MAY DILUTE YOUR OWNERSHIP INTEREST IN US

         We will require substantial funds to conduct research and development, including preclinical testing and clinical trials of our AlloMune and XenoMune Systems, and to manufacture and market any products that are approved for commercial sale. Our future capital requirements will depend on many factors, including the following:

          - our continued progress in research and development programs, as well as the magnitude of these programs,

          - the resources we require to successfully complete our clinical trials,

          - the time and costs involved for us and our collaborative partners to obtain regulatory approvals,

          -    the cost of manufacturing and commercialization activities,

          -    the cost of any additional facilities requirements,

          - the timing, receipt, and amount of milestone and other payments that we receive from collaborative partners,

          - the timing, receipt, and amount of sales and royalties that we receive from our potential products in the market, and

          - the costs involved in preparing, filing, prosecuting, maintaining, and enforcing patent claims and other patent-related costs, including litigation costs and the costs of obtaining any required licenses to technologies.

         We may seek additional funding through collaborative arrangements and public or private financings. Additional financing may not be available to us on acceptable terms or at all.

         If we raise additional funds by issuing equity securities, it will result in further dilution to our then existing stockholders. In addition, the terms of the financing may adversely affect the rights of such stockholders. If we are unable to obtain funding on a timely basis, we may be required to significantly curtail one or more of our research or development programs. We also could be required to seek funds through arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies, product candidates, or products which we would otherwise pursue on our own.

RISKS RELATING TO CLINICAL AND REGULATORY MATTERS

         IF OUR CLINICAL TRIALS ARE NOT SUCCESSFUL, WE WILL NOT BE ABLE TO DEVELOP AND COMMERCIALIZE ANY RELATED PRODUCTS AND, THEREFORE, WE WILL NOT ACHIEVE PROFITABILITY

         In order to obtain regulatory approvals for the commercial sale of our future products, we and our collaborative partners will be required to complete extensive clinical trials in humans to demonstrate the safety and efficacy of the products. We have limited experience in conducting clinical trials.

         The submission of an Investigational New Drug Application may not result in FDA authorization to commence clinical trials. If clinical trials begin, we or our collaborative partners may not complete testing successfully within any specific time period, if at all, with respect to any of our products. Furthermore, we, our collaborative partners, or the FDA, may suspend clinical trials at any time on various grounds, including a finding that the subjects or patients are being exposed to unacceptable health risks. Clinical trials, if completed, may not show any potential product to be safe or effective. Thus, the FDA and other regulatory authorities may not approve any of our potential products for any indication.

         The rate of completion of clinical trials by us or our collaborative partners is dependent in part upon the rate of enrollment of patients. Patient enrollment is a function of many factors, including the size of the patient population, the proximity of patients to clinical sites, the eligibility criteria for the study, and the existence of competitive clinical trials. In particular, the patient population for some of our potential products is small. If we experience delays in planned patient enrollment then these delays may cause us to incur additional costs and may result in delays of our product development program.

         We are dependent upon MedImmune to conduct clinical trials with respect to MEDI-507, Novartis to conduct clinical trials for the development of xenotransplantation products, and we may become dependent upon other third parties to conduct future clinical trials of our AlloMune and XenoMune Systems and any other products. We will have less control over such clinical trials than if we were conducting the trials directly. As a result, these trials may not begin or be completed as we would have planned them.

         THE APPROVAL PROCESS IS COSTLY AND LENGTHY AND WE MAY NOT OBTAIN THE REGULATORY APPROVALS REQUIRED TO SUCCESSFULLY MARKET AND SELL OUR PRODUCTS

         We must obtain regulatory approval selling any of our future products. We may not receive regulatory approvals to manufacture or market our products. In addition, regulatory agencies may not grant such approvals on a timely basis or may revoke previously granted approvals.

         The process of obtaining FDA and other required regulatory approvals is lengthy and expensive. The time required for FDA and other clearances or approvals is uncertain and typically takes a number of years, depending on the complexity and novelty of the product. Our analysis of data obtained from preclinical and clinical activities is subject to confirmation and interpretation by regulatory authorities, which could delay, limit or prevent regulatory approval. Any delay in obtaining or failure to obtain required clearance or approvals could materially adversely affect our ability to generate revenues from the affected product. We have only limited experience in filing and prosecuting applications necessary to gain regulatory approvals.

         There is limited regulatory precedent for the approval of products based upon the technologies that we are employing to develop products. For example, the FDA has not yet established definitive and comprehensive regulatory guidelines for xenotransplantation. Because the AlloMune and XenoMune Systems are based on new technologies and new therapeutic approaches that have not been extensively tested in humans, the regulatory requirements governing these types of products may be more rigorous than for conventional products. As a result, we may experience a longer regulatory process in connection with any products that we develop based on these new technologies or new therapeutic approaches. For example, the FDA has not yet established final or comprehensive guidelines for xenotransplantation.

         We also are subject to numerous foreign regulatory requirements governing the manufacturing and marketing of our future products. The approval procedure varies among countries. The time required to obtain foreign approvals often differs from that required to obtain FDA approvals. Moreover, approval by the FDA does not ensure approval by regulatory authorities in other countries.

         All of the foregoing regulatory risks also are applicable to development, manufacturing and marketing undertaken by our collaborative partners or other third parties.

         The manufacture of products by us and our collaborative partners and suppliers is subject to regulation by the FDA and comparable agencies in foreign countries. Delay in complying or failure to comply with such manufacturing requirements could delay or prohibit the marketing of our products.

         EVEN IF WE OBTAIN MARKETING APPROVAL, OUR PRODUCTS WILL BE SUBJECT TO ONGOING REGULATORY REVIEW WHICH WILL BE EXPENSIVE AND MAY EFFECT OUR ABILITY TO SUCCESSFULLY COMMERCIALIZE OUR PRODUCTS

         Even if we receive regulatory approval of a product, such approval may be subject to limitations on the indicated uses for which the product may be marketed, which may limit the size of the market for the product or contain requirements for costly post-marketing follow-up studies. With respect to products for which we have obtained marketing approval, we, the manufacturer of the product if other than us, and the manufacturing facilities will be subject to continual review and periodic inspections by the FDA and other regulatory authorities. The subsequent discovery of previously unknown problems with the product, such as the presence of porcine endogenous retrovirus, also known as PERV, in porcine (swine) cells or clinical trial subjects, or with the manufacturer or facility, may result in restrictions on the product or manufacturer, including withdrawal of the product from the market.

         If we fail to comply with applicable regulatory requirements, we may be subject to fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions, and criminal prosecution.

RISKS RELATING TO INTELLECTUAL PROPERTY

         WE MAY NOT BE ABLE TO OBTAIN PATENT PROTECTION FOR OUR DISCOVERIES AND WE MAY INFRINGE PATENT RIGHTS OF THIRD PARTIES

         Our success depends in significant part on our ability to:

          -    obtain patents,

          -    protect trade secrets,

          - operate without infringing upon the proprietary rights of others, and

          -    prevent others from infringing on our proprietary rights.

         Patents may not issue from any patent applications that we own or license. If patents do issue, the claims allowed may not be sufficiently broad to protect our technology. In addition, issued patents that we own or license may be challenged, invalidated or circumvented. Our patents also may not afford us protection against competitors with similar technology. Because patent applications in the United States are maintained in secrecy until patents issue, third parties may have filed or maintained patent applications for technology used by us or covered by our pending patent applications without our being aware of these applications.

         We may not hold proprietary rights to certain patents related to our proposed products. In some cases, these patents may be owned or controlled by third parties. As a result, we or our collaborative partners may be required to obtain licenses under third party patents to market certain of our proposed products or services. If licenses are not available to us on acceptable terms, we or our collaborative partners will not be able to market these products or services.

         WE MAY NOT BE ABLE TO KEEP OUR TRADE SECRETS CONFIDENTIAL

         We also rely significantly upon unpatented proprietary technology, information, processes and know how. For example, there are no patents and only one patent application covering the miniature swine which are supplied to us for use in our XenoMune System research. We seek to protect this information by confidentiality agreements with our employees, consultants and other third party contractors as well as through other security measures. These confidentiality agreements may be breached, and we may not have adequate remedies for any such breach. In addition, our trade secrets may otherwise become known or be independently developed by competitors.

         WE MAY BECOME INVOLVED IN EXPENSIVE PATENT LITIGATION OR OTHER INTELLECTUAL PROPERTY PROCEEDINGS WHICH COULD RESULT IN LIABILITY FOR DAMAGES OR STOP OUR DEVELOPMENT AND COMMERCIALIZATION EFFORTS

         There has been substantial litigation and other proceedings regarding the complex patent and other intellectual property rights in the pharmaceutical and biotechnology industries. We may become a party to patent litigation or other proceedings regarding intellectual property rights.

         Other types of situations in which we may become involved in patent litigation or other intellectual property proceedings include:

          - We may initiate litigation or other proceedings against third parties to enforce our patent rights.

          - We may initiate litigation or other proceedings against third parties to seek to invalidate the patents held by these third parties or to obtain a judgment that our products or services do not infringe these third parties' patents.

          - If our competitors file patent applications that claim technology also claimed by us, we may participate in interference or opposition proceedings to determine the priority of invention.

          - If third parties initiate litigation claiming that our processes or products infringe their patent or other intellectual property rights, we will need to defend against these claims.

         The cost to us of any patent litigation or other proceeding, even if resolved in our favor, could be substantial. Some of our competitors may be able to sustain the cost of litigation or proceedings more effectively than we can because of their substantially greater financial resources. If a patent litigation or other intellectual property proceeding is resolved unfavorably to us, we or our collaborative partners may be enjoined from manufacturing or selling our products and services without a license from the other party and be held liable for significant damages. We may not be able to obtain any required license on commercially acceptable terms or at all.

         Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace and, therefore, to become profitable. Patent litigation and other proceedings may also divert significant management time away from growing our business.

         WE COULD LOSE IMPORTANT LICENSE RIGHTS IN CERTAIN CIRCUMSTANCES

         We are a party to technology in-licenses that are important to our business and expect to enter into additional licenses in the future. These licenses impose various commercialization, sublicensing, royalty, insurance and other obligations on us. If we fail to comply with these requirements, the licensors will have the right to terminate these licenses, which could affect our ability to exploit important technologies that are required for the successful development of our products.

RISKS RELATING TO PRODUCT MANUFACTURING, MARKETING AND SALES

         WE HAVE NO SALES AND MARKETING EXPERIENCE AND CAPABILITIES AND WILL DEPEND SIGNIFICANTLY ON THIRD PARTIES WHO MAY NOT SUCCESSFULLY COMMERCIALIZE OUR PRODUCTS

         We have no sales, marketing and distribution experience and capabilities. We plan to rely significantly on sales, marketing and distribution arrangements with our collaborative partners and other third parties for the products that we are developing. For example, we have granted to MedImmune exclusive marketing rights to MEDI-507 and have granted to Novartis exclusive worldwide marketing rights for our XenoMune System for certain technologies. The terms of any future arrangements may not be favorable to us. In addition, we may have limited or no control over the sales, marketing and distribution activities of these third parties. Our future revenues will be materially dependent upon the success of the efforts of these third parties.

         WE MAY NOT BE SUCCESSFUL IF WE ATTEMPT TO COMMERCIALIZE PRODUCTS ON OUR OWN

         If in the future we determine to perform sales, marketing and distribution functions ourselves, we would face a number of additional risks, including:

          - we may not be able to attract and build a significant marketing staff or sales force,

          - the cost to us of establishing a marketing staff or sales force may not be justifiable in light of any product revenues, and

          -    our direct sales and marketing efforts may not be successful.

         WE HAVE LIMITED MANUFACTURING CAPABILITIES AND WILL DEPEND ON THIRD PARTY MANUFACTURERS

         We have limited manufacturing experience and no commercial or pilot scale manufacturing capabilities. In order to continue to develop products, apply for regulatory approvals and, ultimately, commercialize any products, we will need to develop, contract for, or otherwise arrange for the necessary manufacturing capabilities.

         We currently rely upon third parties to produce material for preclinical and clinical testing purposes and expect to continue to do so in the future. We also expect to rely upon third parties, including our collaborative partners, to produce materials required for the commercial production of certain of our products if we succeed in obtaining necessary regulatory approvals. There are a limited number of manufacturers that operate under the FDA's regulations for good manufacturing practices which are capable of manufacturing for us. If we are unable to arrange for third party manufacturing of our products, or to do so on commercially reasonable terms, we may not be able to complete development of our products or market them.

         To the extent that we enter into manufacturing arrangements with third parties, we are dependent upon these third parties to perform their obligations in a timely manner. If such third party suppliers fail to perform their obligations, we may be adversely affected in a number of ways, including:

          -    we may not be able to meet commercial demands for our products,

          - we may not be able to initiate or continue clinical trials of products that are under development, and

          - we may be delayed in submitting applications for regulatory approvals for our products.

         We may in the future determine to manufacture certain of our products in our own manufacturing facilities. We will require substantial additional funds and need to recruit qualified personnel in order to build or lease and operate any manufacturing facilities. We may not be able to successfully develop our own manufacturing capabilities. Moreover, it may be very costly and time consuming for us to develop such capabilities.

RISKS RELATED TO ONGOING OPERATIONS

         IF WE FAIL TO OBTAIN AN ADEQUATE LEVEL OF REIMBURSEMENT FOR OUR FUTURE PRODUCTS OR SERVICES BY THIRD PARTY PAYORS, THERE MAY BE NO COMMERCIALLY VIABLE MARKETS FOR OUR PRODUCTS

         We may not be able to sell our products profitably if reimbursement is unavailable or limited in scope or amount. Currently, no reimbursement plan exists for the costs associated with our AlloMune and XenoMune Systems.

         If we or our collaborative partners obtain marketing approval for our products, we expect to experience pricing pressure due to the trend toward managed health care, the increasing influence of health maintenance organizations and additional legislative proposals.

         WE COULD BE EXPOSED TO SIGNIFICANT LIABILITY CLAIMS IF WE ARE UNABLE TO OBTAIN INSURANCE AT ACCEPTABLE COSTS OR OTHERWISE ARE UNABLE TO PROTECT OURSELVES AGAINST POTENTIAL PRODUCT LIABILITY CLAIMS

         We may be subject to the product liability claims that are inherent in the testing, manufacturing, marketing and sale of human health care products. These claims could expose us to significant liabilities that could prevent or interfere with our ability to develop or commercialize our products. Product liability claims could require us to spend significant time and money in litigation or to pay significant damages. Product liability insurance is generally expensive for biopharmaceutical companies such as ours. Although we maintain limited product liability insurance coverage for the clinical trials of our products, it is possible that we will not be able to obtain further product liability insurance on acceptable terms, if at all, and that insurance subsequently obtained will not provide adequate coverage against all potential claims.

         OUR GROWTH COULD BE LIMITED IF WE ARE UNABLE TO ATTRACT AND RETAIN KEY PERSONNEL AND CONSULTANTS

         Our success is substantially dependent on the ability, experience and performance of our senior management and other key personnel and consultants. If we lose one or more of the members of our senior management or other key employees or consultants, our business and operating results could be seriously harmed. None of the members of our senior management or other key employees are bound by a long-term employment agreement with us. With respect to the development of our XenoMune System, we depend in large part on the efforts of Dr. David H. Sachs, chairman of our scientific advisory board. We currently have a consulting contract with Dr. Sachs which may be terminated by him at any time upon 30 days' written notice.

         In addition, our future success will depend heavily on our ability to continue to hire, train, retain and motivate additional skilled managerial and scientific personnel. The pool of personnel with the skills that we require is limited. Competition to hire from this limited pool is intense.

RISKS RELATING TO OUR COMMON STOCK

         OUR STOCK PRICE COULD BE VOLATILE, WHICH COULD CAUSE YOU TO LOSE PART OR ALL OF YOUR INVESTMENT

         The market price of our common stock may be highly volatile. Prices for our common stock will be determined in the market place and may be influenced by many factors, including variations in our financial results and investors' perceptions of us, as well as their perceptions of general economic, industry and market conditions. Broad market fluctuations may adversely affect the market price of our common stock and may cause a rapid and substantial decline in the value of your investment in our common stock.

         WE HAVE ANTITAKEOVER DEFENSES THAT COULD DELAY OR PREVENT AN ACQUISITION AND COULD ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK

         Provisions of our Certificate of Incorporation, our Bylaws, and Delaware law may have the effect of deterring hostile takeovers or delaying or preventing changes in control or our management, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices. In addition, these provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interest. For example, our bylaws limit the manner in which stockholders may call a special meeting. Our certificate of incorporation permits our board of directors to issue preferred stock without shareholder approval. In addition to delaying or preventing an acquisition, the issuance of a substantial number of preferred shares could adversely effect the price of our common stock.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases you can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. You should read statements that contain these words carefully because they discuss future expectations, contain projections of future results of operations or of financial position or state other "forward-looking" information. The important factors listed above in the section captioned "Risk Factors," as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations described in these forward-looking statements. You should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus could have an adverse effect on our business, results of operations and financial position.

         Any forward-looking statements in this prospectus are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements, possibly materially. We disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares by the selling stockholders.

         The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax, legal services or other expenses incurred by the selling stockholders in disposing of their shares. The selling stockholders will also bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq National Market listing fees, fees and expenses of our counsel, fees of our accountants, and blue sky fees and expenses.

                               SELLING STOCKHOLDERS

         The 168,591 shares of common stock underlying the warrants set forth below and covered by this prospectus were issued in private placements on December 27, 2000 and February 11, 2000. Except as set forth below, none of the selling stockholders has held a position or office with, or has otherwise had a material relationship with us, within the past three years. The following table sets forth, to our knowledge, certain information about the selling stockholders as of July 14, 2000. Beneficial ownership is calculated based on SEC requirements and is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, each stockholder named in the table has sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. The percentage calculated for each selling stockholder is based upon the sum of the "Common Stock" and "Common Stock Issuable Upon Exercise of Warrants" columns.

         We do not know when or in what amounts the selling stockholders may offer shares for sale. The selling stockholders may not sell all or any of the shares offered by this prospectus. Because the selling stockholder may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares that will be held by the selling stockholders after completion of the offering, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.


                           Number of Shares of Common Stock                            Number of Shares of Common Stock
                         Beneficially Owned Prior to Offering                          Beneficially Owned After Offering
                         ------------------------------------                         ----------------------------------
                                 Number                Percent                                  Number           Percent
                         -------------------------    ---------                       -------------------------  -------
                                                                     Number of
                                     Common Stock                    Shares of                     Common Stock
    Name of                            Issuable                        Common                         Issuable
    Selling              Common      Upon Exercise                   Stock to be        Common     Upon Exercise
  Stockholders            Stock       of Warrants                       Sold             Stock      of Warrants
---------------         ----------   -------------                   ------------      --------    -------------

Mitchell Silber(1)       33,000         42,148           *             42,148            33,000           0            0

Wayne Rothbaum(1)           600         42,148           *             42,148               600           0            0

David Geliebter(1)            0         42,147           *             42,147                 0           0            0

Scott Ganeles(1)              0         42,148           *             42,148                 0           0            0


-------------------------

*Represents beneficial ownership of less than one percent of our common stock.

(1) Mitchell Silber, Wayne Rothbaum, David Geliebter and Scott Ganeles are each principals of Evolution Capital, which acted as private placement agent for BioTransplant in connection with BioTransplant's December 1999 and February 2000 private placements. BioTransplant paid Evolution Capital a fee for this service.

                              PLAN OF DISTRIBUTION

         The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term "selling stockholders" includes pledgees, donees, transferees or other successors in interest selling shares received after the date of this prospectus from the selling stockholders as a pledge, gift or other non-sale related transfer. To the extent required, we may amend and supplement this prospectus from time to time to describe a specific plan of distribution.

         The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may make these sales at prices and under terms then prevailing or at prices related to the then current market price. The selling stockholders may also make sales in negotiated transactions, including pursuant to one or more of the following methods:

          - purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

          - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

          - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

          - an over-the-counter distribution in accordance with the rules of the Nasdaq National Market; and

          -    in privately negotiated transactions.

         In connection with distributions of the shares or otherwise, the selling stockholders may:

          - enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume;

          - sell the shares short and redeliver the shares to close out such short positions;

          - enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of shares offered by this prospectus, which they may in turn resell; and

          - pledge shares to a broker-dealer or other financial institution, which, upon a default, they may in turn resell.

         In addition, the selling stockholders may sell any shares that qualify for sale pursuant to Rule 144 of the Securities Act of 1933, as amended, under Rule 144 rather than pursuant to this prospectus.

         In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders, in amounts to be negotiated immediately prior to the sale.

         In offering the shares covered by this prospectus, the selling stockholders, and any broker-dealers and any other participating broker-dealers who execute sales for the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. Any profits realized by the selling stockholders and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions.

         In order to comply with the securities laws of certain states, the shares must be sold in those states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

         At the time a particular offer of shares is made, if required, we will distribute a prospectus supplement that will set forth:

          -    the number of shares being offered;

          - the terms of the offering, including the name of any underwriter, dealer or agent;

          -    the purchase price paid by any underwriter;

          -    any discount, commission and other underwriter compensation;

          - any discount, commission or concession allowed or reallowed or paid to any dealer; and

          -    the proposed selling price to the public.

         We have agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act.

         We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) such time as all of the shares covered by this prospectus have been disposed of pursuant to the registration statement, or
(ii) February 11, 2002.

                                  LEGAL MATTERS

         The validity of the shares offered by this prospectus has been passed upon by Hale and Dorr LLP.

                                     EXPERTS

         The financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 1999, incorporated by reference in this prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm in giving said reports.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC's web site at HTTP://WWW.SEC.GOV. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

         This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from its Internet web site.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate" into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC in the future and incorporate by reference will automatically update and may supersede the information contained in this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the sale of all the shares covered by this prospectus.

         The following documents that we have filed with the SEC are incorporated herein by reference:

          -    our Annual Report on Form 10-K for the year ended December 31,
               1999;

          - our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

          -    our Current Report on Form 8-K dated January 6, 2000;

          -    our Current Report on Form 8-K dated February 16, 2000;

          -    our Current Report on Form 8-K dated July 18, 2000;

          - all of our filings pursuant to the Exchange Act after the date of filing the initial registration statement and prior to effectiveness of the registration statement; and

          - the description of our common stock contained in our Registration Statement on Form S-1, as amended (File No. 333-2144), including any amendments or reports filed for the purpose of updating that description.

You may request a copy of these documents, at no cost, by writing to:

                  BioTransplant Incorporated
                  Building 75, Third Avenue
                  Charlestown Navy Yard
                  Charlestown, Massachusetts 02129
                  Attention:  Richard V. Capasso
                  Telephone:  (617) 241-5200

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses to be incurred by us in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the selling stockholders. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

             SEC registration fee                                $   493
             Accounting fees and expenses                          2,500
             Legal fees and expenses                              27,007
                                                                 -------
             Total expenses                                      $30,000
                                                                 =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article IX of our Restated Certificate of Incorporation provides that no director of our company shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

         Article X of our Restated Certificate of Incorporation provides that a director or officer of our company (a) shall be indemnified by us against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of our company) brought against him by virtue of his position as a director or officer of our company if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by us against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of our company brought against him by virtue of his position as a director or officer of our company if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of our company, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, he will be indemnified by us against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

         Indemnification is required to be made unless we determine that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by us that the director or officer did not meet the applicable standard of conduct required for indemnification, or if we fail to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give us notice of the action for which indemnity is sought and we have the right to participate in such action or assume the defense thereof.

         Article X of our Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers we must indemnify those persons to the fullest extent permitted by such law as so amended.

         Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

         We maintain a general liability insurance policy which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

ITEM 16.  LIST OF EXHIBITS.

4.1(1)   Restated Certificate of Incorporation of our company, as amended.

4.2(2)   By-Laws, as amended to date, of our company.

4.3(3)   Specimen stock certificate for shares of common stock of our company.

5        Opinion of Hale and Dorr LLP.

23.1     Consent of Hale and Dorr LLP, included in Exhibit 5 filed herewith.

23.2     Consent of Arthur Andersen LLP.

---------------

(1) Incorporated by reference to our Current Report on Form 8-K dated July 18, 2000.

(2) Incorporated by reference to our Quarterly Report on Form 10-Q for the period ended September 30, 1996.

(3) Incorporated by reference to our Registration Statement on Form S-1, as amended (File No. 333-2144).

ITEM 17.  UNDERTAKINGS.

         Our company, the undersigned registrant, hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any derivation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 and 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of our company pursuant to the indemnification provisions described herein, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person of our company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, BioTransplant Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlestown, Commonwealth of Massachusetts, on this 18th day of July, 2000.

                                       BIOTRANSPLANT INCORPORATED



                                       By: /s/ Elliot Lebowitz
                                           -------------------------------
                                           Elliot Lebowitz, Ph.D.
                                           President and Chief Executive Officer



                                POWER OF ATTORNEY

         We, the undersigned officers officers and directors of BioTransplant Incorporated, hereby severally constitute Elliot Lebowitz, Richard V. Capasso and Steven D. Singer, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable BioTransplant Incorporated to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



 SIGNATURE                                     TITLE                                      DATE
 ---------                                     -----                                      ----
 /s/ Elliot Lebowitz                           President, Chief Executive Officer and     July 18, 2000
 -------------------------------               Director (Principal Executive Officer)
 Elliot Lebowitz, Ph.D.


 /s/ Richard V. Capasso                        Vice President, Finance and Treasurer      July 18, 2000
 -----------------------------                 (Principal Financial and Accounting
Richard V. Capasso                             Officer)



 /s/ Donald R. Conklin                         Director                                   July 18, 2000
 -----------------------------
 Donald R. Conklin

 /s/ William W. Crouse                         Director                                   July 18, 2000
 -----------------------------
 William W. Crouse

 /s/ James C. Foster                           Director                                   July 18, 2000
 -----------------------------
 James C. Foster

 /s/ Daniel O. Hauser                          Director                                   July 18, 2000
 -----------------------------
 Daniel O. Hauser, Ph.D.

 /s/ Michael S. Perry                          Director                                   July 18, 2000
 -----------------------------
 Michael S. Perry, D.V.M.

